MERGER AND REORGANIZATION AGREEMENT

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                        TABLE OF CONTENTS

                                                                       Page

ARTICLE I
  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    SECTION 1.01   Definitions . . . . . . . . . . . . . . . . . . . . . .1
    SECTION 1.02   The Merger. . . . . . . . . . . . . . . . . . . . . . .1
    SECTION 1.03   Effective Time. . . . . . . . . . . . . . . . . . . . .1
    SECTION 1.04   Effects of the Merger . . . . . . . . . . . . . . . . .2
    SECTION 1.05   Certificate of Incorporation and By-Laws. . . . . . . .2
    SECTION 1.06   Directors and Officers of the Surviving Corporation . .2
    SECTION 1.07   The Closing . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II
  CONVERSION OF INTERESTS AND RELATED MATTERS. . . . . . . . . . . . . . .2
    SECTION 2.01   Outstanding Stock of The Merger Subsidiary. . . . . . .2
    SECTION 2.02   Conversion of NetWolves Interests . . . . . . . . . . .3

ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS. . . . . . . . . . . . . .3
    SECTION 3.01   Organization. . . . . . . . . . . . . . . . . . . . . .3
    SECTION 3.02   Authority . . . . . . . . . . . . . . . . . . . . . . .4
    SECTION 3.03   No Conflict; Required Filings and Consents. . . . . . .4
    SECTION 3.04   Capitalization. . . . . . . . . . . . . . . . . . . . .5
    SECTION 3.05   Licenses and Permits; Compliance with Laws. . . . . . .5
    SECTION 3.06   Financial Statements. . . . . . . . . . . . . . . . . .5
    SECTION 3.07   Real Property . . . . . . . . . . . . . . . . . . . . .6
    SECTION 3.08   Material Contracts. . . . . . . . . . . . . . . . . . .6
    SECTION 3.09   Litigation. . . . . . . . . . . . . . . . . . . . . . .7
    SECTION 3.10   Taxes, Tax Returns and Audits . . . . . . . . . . . . .7
    SECTION 3.11   Absence of Certain Changes. . . . . . . . . . . . . . .7
    SECTION 3.12   Employee Benefit Plans. . . . . . . . . . . . . . . . .8
    SECTION 3.13   Labor Relations . . . . . . . . . . . . . . . . . . . .8
    SECTION 3.14   Insurance Policies; Claims. . . . . . . . . . . . . . .8
    SECTION 3.15   Intellectual Property . . . . . . . . . . . . . . . . .8
    SECTION 3.16   Properties; Assets. . . . . . . . . . . . . . . . . . .9
    SECTION 3.17   Bank Accounts . . . . . . . . . . . . . . . . . . . . .9
    SECTION 3.18   Brokers . . . . . . . . . . . . . . . . . . . . . . . 10
    SECTION 3.19   Records . . . . . . . . . . . . . . . . . . . . . . . 10
    SECTION 3.20   No Illegal or Improper Transactions . . . . . . . . . 10
    SECTION 3.21   Disclosure. . . . . . . . . . . . . . . . . . . . . . 10
    SECTION 3.22   Environmental Matters . . . . . . . . . . . . . . . . 10
    SECTION 3.23   Year 2000 Compliance. . . . . . . . . . . . . . . . . 12
    SECTION 3.24   Investment Representations. . . . . . . . . . . . . . 12

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF WATCHDOG . . . . . . . . . . . . . . 12
    SECTION 4.01   Organization. . . . . . . . . . . . . . . . . . . . . 12
    SECTION 4.02   Authority; Corporate Action . . . . . . . . . . . . . 13
    SECTION 4.03   No Conflict; Required Filings and Consents. . . . . . 13
    SECTION 4.05   Licenses and Permits; Compliance with Laws. . . . . . 14
    SECTION 4.06   Financial Statements. . . . . . . . . . . . . . . . . 14
    SECTION 4.07   Real Property . . . . . . . . . . . . . . . . . . . . 15
    SECTION 4.08   Material Contracts. . . . . . . . . . . . . . . . . . 15
    SECTION 4.09   Litigation. . . . . . . . . . . . . . . . . . . . . . 16
    SECTION 4.11   Absence of Certain Changes. . . . . . . . . . . . . . 17
    SECTION 4.12   Employee Benefit Plans. . . . . . . . . . . . . . . . 18
    SECTION 4.13   Labor Relations . . . . . . . . . . . . . . . . . . . 18
    SECTION 4.14   Insurance Policies; Claims. . . . . . . . . . . . . . 18
    SECTION 4.15   Intellectual Property . . . . . . . . . . . . . . . . 18
    SECTION 4.16   Properties; Assets. . . . . . . . . . . . . . . . . . 19
    SECTION 4.17   Bank Accounts . . . . . . . . . . . . . . . . . . . . 19
    SECTION 4.18   Brokers . . . . . . . . . . . . . . . . . . . . . . . 20
    SECTION 4.19   Records . . . . . . . . . . . . . . . . . . . . . . . 20
    SECTION 4.20   No Illegal or Improper Transactions . . . . . . . . . 20
    SECTION 5.01   Additional Representations, Warranties and Covenants. 20
    SECTION 5.02   Survival. . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE VI
  COVENANTS OF THE MEMBERS . . . . . . . . . . . . . . . . . . . . . . . 21
    SECTION 6.01   Conduct of Business . . . . . . . . . . . . . . . . . 21
    SECTION 6.02   Maintenance of Assets; Insurance. . . . . . . . . . . 22
    SECTION 6.03   Employment and Noncompete Agreements. . . . . . . . . 22
    SECTION 6.05   No Other Negotiations . . . . . . . . . . . . . . . . 22
    SECTION 6.06   No Securities Transactions. . . . . . . . . . . . . . 22
    SECTION 6.07   Fulfillment of Conditions . . . . . . . . . . . . . . 22
    SECTION 6.08   Disclosure of Certain Matters . . . . . . . . . . . . 23
    SECTION 6.09   Assignment of Contracts . . . . . . . . . . . . . . . 23
    SECTION 6.10   Termination of Operating Agreement. . . . . . . . . . 23

ARTICLE VII
  COVENANTS OF WATCHDOG. . . . . . . . . . . . . . . . . . . . . . . . . 24
    SECTION 8.01   Access to Information; Confidentiality. . . . . . . . 25
    SECTION 8.02   Further Action. . . . . . . . . . . . . . . . . . . . 25
    SECTION 8.03   Schedules . . . . . . . . . . . . . . . . . . . . . . 26
    SECTION 8.04   Regulatory and Other Authorizations . . . . . . . . . 26

ARTICLE IX
   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 9.01   Conditions to Each Party's Obligations26
     SECTION 9.02   Conditions to Obligations of NetWolves26
     SECTION 9.03   Conditions to Obligations of the Watchdog Parties27

ARTICLE X
   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 10.01  Indemnification by the Members  . . . . . . . . . . . 28
     SECTION 10.02  Indemnification by Watchdog . . . . . . . . . . . . . 28
     SECTION 10.03  Notice, Etc . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 10.04  Limitations . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE XI
   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 11.01  Methods of Termination . . . . . . . . . . . . . . .  30
     SECTION 11.02  Effect of Termination. . . . . . . . . . . . . . . .  31

ARTICLE XII
   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     SECTION 12.01  Certain Defined Terms. . . . . . . . . . . . . . . .  31

ARTICLE XIII
   GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 13.01  Expenses . . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 13.02  Notices. . . . . . . . . . . . . . . . . . . . . . .  33
     SECTION 13.03  Press Release; Public Announcements. . . . . . . . .  33
     SECTION 13.04  Amendment. . . . . . . . . . . . . . . . . . . . . .  34
     SECTION 13.05  Waiver . . . . . . . . . . . . . . . . . . . . . . .  34
     SECTION 13.06  Headings . . . . . . . . . . . . . . . . . . . . . .  34
     SECTION 13.07  Severability . . . . . . . . . . . . . . . . . . . .  34
     SECTION 13.08  Entire Agreement . . . . . . . . . . . . . . . . . .  34
     SECTION 13.09  Benefit; Assignment. . . . . . . . . . . . . . . . .  34
     SECTION 13.10  Governing Law; Consent to Jurisdiction. . . . . . . . 34
     SECTION 13.11  Counterparts . . . . . . . . . . . . . . . . . . . . .35

                                    SCHEDULES

     Schedule 1.06  Directors and Officers of Surviving Corporation
     Schedule 2.02  Watchdog Warrants Exercise Terms
     Schedule 3.01  States in which NetWolves is Qualified
     Schedule 3.08  NetWolves Material Contracts
     Schedule 3.14  NetWolves Insurance
     Schedule 3.15  NetWolves Intellectual Property
     Schedule 4.05  Watchdog Permits
     Schedule 4.07  Watchdog Real Property
     Schedule 4.08  Watchdog Material Contracts
     Schedule 4.14  Watchdog Insurance
     Schedule 4.15  Watchdog Intellectual Property
     Schedule 4.17  Watchdog Bank Accounts

                                    EXHIBITS

     Exhibit A      Members
     Exhibit B      Certificate of Merger
     Exhibit C      Plan of Merger
     Exhibit D      NetWolves Warrant
     Exhibit E      Employment Agreement
     Exhibit F      Kirlin Warrant
     Exhibit H      Kirlin Right of First Refusal
     Exhibit I      Kirlin Private Placement Letter Agreement
     Exhibit J      Stock Option Plan
     Exhibit K      Registration Rights Agreement
     Exhibit L      Legal Opinion of Graubard Mollen & Miller
     Exhibit M      Legal Opinion of Jerry Sellman
     Exhibit N      Press Release

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                       MERGER AND REORGANIZATION AGREEMENT


     MERGER AND REORGANIZATION AGREEMENT, dated June 15, 1998, among WATCHDOG PATROLS, INC., a New York corporation, with offices at 33 Walt Whitman Drive, Suite 125, Huntington Station, New York 11743 ("Watchdog"), WATCHDOG ACQUISITION CORP., a New York corporation and wholly-owned subsidiary of Watchdog ("Merger Subsidiary, together with Watchdog, the "Watchdog Parties"), NETWOLVES, LLC, an Ohio limited liability company, with offices at 85 E. Gay Street, Columbus, Ohio 43215 ("NetWolves") and each of the respective members of NetWolves listed on Exhibit A attached hereto (collectively being referred to hereinafter as the "Members", and together with NetWolves, the "NetWolves Parties").

     WHEREAS, subject to the terms and conditions of this Merger and Reorganization Agreement ("Agreement"), the Parties desire to consummate a merger, as contemplated herein, pursuant to which NetWolves shall be merged with and into the Merger Subsidiary; and

     WHEREAS, for Federal income tax purposes, the Parties intend, by approving resolutions authorizing this Agreement, that such merger qualify as a reorganization under the provisions of Section 368 of the United States Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder ("Code").

     IT IS AGREED:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.01 Definitions. Certain capitalized terms used in this Agreement shall have the meanings specified in Article XII.

     SECTION 1.02 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Business Corporation Law of the State of New York ("NYBCL") and the Limited Liability Company Act of the State of Ohio ("OLLCA"), the Merger Subsidiary and NetWolves shall consummate a merger ("Merger") of NetWolves with and into the Merger Subsidiary at the Effective Time (as defined herein) in accordance with the provisions of this Agreement. Following the Merger, the Merger Subsidiary shall continue as the surviving corporation ("Surviving Corporation") and shall continue its existence under the laws of the State of New York and the separate corporate existence of NetWolves shall cease.
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     SECTION 1.03 Effective Time. As soon as practicable on or after the Closing
Date, after the satisfaction or waiver of all conditions to the Merger, NetWolves and the Merger Subsidiary shall file with the Secretary of State's Office of the State of New York in accordance with the NYBCL an executed copy of
(i) the Certificate of Merger in the form of Exhibit B1 hereto ("Certificate of Merger") reflecting the Merger and providing for an amendment to the Certificate of Incorporation of Merger Subsidiary, as the Surviving Corporation, to effect a change in name from "Watchdog Acquisition Corp." to "NetWolves Corporation" and
(ii) the Plan of  Merger  in the form of  Exhibit  C hereto  (together  with the
Certificate  of  Merger,  the  "Merger  Documents").   NetWolves  shall  file  a
Certificate of Consolidation with the Secretary of State's Office of the State of Ohio in accordance with the OLLCA substantially in the form of Exhibit B2. The Merger shall become effective at such time as the Merger Documents are so filed with the Secretary of State's Office of the State of New York, or such other time as the Merger Subsidiary and NetWolves shall agree should be specified in the Certificate of Merger ("Effective Time").

     SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 906 of the NYBCL.

     SECTION 1.05 Certificate of Incorporation and By-Laws. The Certificate of Incorporation, as amended to effect the name change contemplated in Section 1.03, and the By-Laws of the Merger Subsidiary shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation at the Effective Time.

     SECTION 1.06 Directors and Officers of the Surviving Corporation. At the Effective Time, the Board of Directors and officers of the Surviving Corporation shall consist of the persons listed in Schedule 1.06, each to serve until his or her successor is elected and qualified.

     SECTION 1.07 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the third Business Day after the date on which the last of the conditions to Closing set forth in Article IX hereof is fulfilled or waived by the appropriate Party, as the case may be, at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

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                                   ARTICLE II
                   CONVERSION OF INTERESTS AND RELATED MATTERS

     SECTION 2.01 Outstanding Stock of The Merger Subsidiary. Upon consummation of the Merger, each issued and outstanding share of the common stock, no par value, of the Merger Subsidiary outstanding immediately prior to the Effective Time shall continue as a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate representing any such shares of the Merger Subsidiary shall continue to represent the same number of shares of common stock of the Surviving Corporation.

     SECTION 2.02 Conversion of NetWolves Interests. The membership interests of NetWolves that exist immediately prior to the Effective Time ("NetWolves Interests") in the aggregate shall be converted into the right to receive, at the Closing, the following consideration ("Merger Consideration"): (i) an aggregate of 2,640,322 shares of Watchdog's common stock, $.0033 par value per share ("Watchdog Stock") and (ii) three-year warrants in the form of Exhibit D attached hereto to purchase an aggregate of 1,000,000 shares of Common Stock of Watchdog at an exercise price of $1.63 ("Watchdog Warrants," and together with the Watchdog Stock, the "Watchdog Securities"), which shall be issued in accordance with the allocation set forth on Exhibit A. Each of the NetWolves Interests that exist immediately prior to the Effective Time shall at the Effective Time be automatically canceled and shall cease to exist, and each certificate previously evidencing any NetWolves Interests ("Certificates") shall thereafter represent the right to receive only the specified allocation of the Merger Consideration. The holders of Certificates shall cease to have any rights with respect to the NetWolves Interests previously represented thereby, except as otherwise provided herein or by law. Such certificates previously evidencing the NetWolves Interests shall be exchanged for certificates evidencing the Watchdog Securities.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE MEMBERS


     Each of the Members, jointly and severally, represents and warrants to Watchdog and the Merger Subsidiary (together, the "Watchdog Parties") as follows:

     SECTION 3.01 Organization. NetWolves is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio. Other than its ownership of all of the outstanding shares of NetWolves, Inc., a Florida corporation ("NetWolves Florida"), NetWolves does not own, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity, including any partnership, limited partnership, limited liability company, business trust and any other business entity, and is not a party to any agreement to acquire any such securities or interest. NetWolves does not conduct any business through any entity other than

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itself.  NetWolves is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify (which states are listed in Schedule 3.01) except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the results of operations, financial condition, business, assets or prospects of NetWolves (a "NetWolves Material Adverse Effect"). NetWolves has all requisite power as a limited liability company to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated by NetWolves to be conducted in the future.

     SECTION 3.02 Authority. NetWolves has all necessary power as a limited liability company and authority to enter into this Agreement and to consummate the Merger and other transactions contemplated hereby. All action necessary to be taken by NetWolves as a limited liability company or the Members of NetWolves in such capacity to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by NetWolves (and each of the Members) in connection with the transactions contemplated hereby has been duly and validly taken. Subject to the terms and conditions hereof, this Agreement and all other agreements delivered in connection with the transactions contemplated hereby constitute the valid, binding and enforceable obligation of NetWolves and each of the Members (if they are a party thereto), enforceable against NetWolves and each of the Members (if they are a party thereto) in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     SECTION 3.03   No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement (and all other agreements contemplated hereby) by each of the Members and NetWolves does not, and the performance by each of the Members and NetWolves of their obligations under this Agreement (and all other agreements contemplated hereby) will not,
(i) conflict with or violate the organizational documents of NetWolves, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to NetWolves or by which any of its properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of NetWolves pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NetWolves is a party or by which NetWolves or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not have, either singly or in the aggregate, a NetWolves Material Adverse Effect. The execution, delivery and performance of the respective Employment Agreement of each Member described in Section 6.03 hereof will not result in any breach of or conflict with any agreement or other instrument or arrangement or obligation to which such Member is a party.

          (b) The execution and delivery of this Agreement (and all other agreements contemplated hereby) by each of the Members and NetWolves does not, and the performance of this Agreement by each of the Members and NetWolves (and all other agreements contemplated hereby) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for filing and recordation of appropriate merger documents as required by the laws of the States of New York and Ohio.

     SECTION 3.04 Capitalization. The Members own in the aggregate 100% of the membership interests of NetWolves and are the record and beneficial owners of the Interests, free and clear of all Liens. There are no other outstanding securities of NetWolves, including, any options, warrants, convertible securities or other contractual rights outstanding which require, or give any person the right to require, the issuance of any membership interests in NetWolves, whether or not such rights are presently exercisable.

     SECTION 3.05 Licenses and Permits; Compliance with Laws. No permits, licenses and approvals (collectively, the "Permits") are required by any Federal, state and local governmental authorities to enable NetWolves to own, lease and operate its properties and to carry on its businesses as now being conducted. The business of NetWolves is being and has been conducted in compliance with all applicable laws, statutes, ordinances, regulations, judgments, orders, decrees, concessions, grants and other authorizations of any governmental authority.

     SECTION 3.06 Financial Statements.

          (a) NetWolves has delivered to Watchdog a balance sheet ("NetWolves Balance Sheet") of NetWolves at May 31, 1998 ("NetWolves Balance Sheet Date"). The NetWolves Balance Sheet fairly presents in all material respects the financial position of NetWolves as at the date thereof.

          (b) The accounts receivable of NetWolves reflected on the NetWolves Balance Sheet have arisen from bona fide transactions and are collectible in the ordinary course of NetWolves business. Adequate reserves for the uncollectability of such accounts receivable have been established on the books and records of NetWolves and are reflected on the Balance Sheet, and none of the Members has any knowledge of any facts or circumstances (other than general economic conditions) which is likely to result in any material increase in the uncollectability of such receivables in excess of such reserves.

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          (c) NetWolves has no debts,  liabilities,  commitments  or obligations
(including, without limitation, unasserted claims whether known or unknown), whether absolute or contingent, liquidated or unliquidated, or due or to become due or otherwise, except for liabilities and obligations (a) reflected as liabilities on the NetWolves Balance Sheet, or (b) that have arisen since the NetWolves Balance Sheet Date in the ordinary course of business of NetWolves, not in the aggregate in excess of $40,000.

          (d) The financial statements of NetWolves Florida have not been delivered to Watchdog. Parties understand that in the event NetWolves Florida is considered to be a predecessor entity by Watchdog's accountants or the Securities and Exchange Commission, its financial statements will have to be audited. The Members represent that all necessary information required by the accountants in connection with an audit is accessible and such parties will cooperate in the preparation of the NetWolves Florida financial statements.

     SECTION 3.07 Real Property. NetWolves does not lease or sublease or own any real property in the operation of its business. The Company currently rents office space on a month-to-month basis at 85 E. Gay Street, Suite 801, Columbus, Ohio 43215 at a monthly rental of $175.00.

     SECTION 3.08 Material Contracts.

          (a) Schedule 3.08 sets forth a complete and correct list of all agreements of the following types to which NetWolves is a party or may be bound and all or any portion of which are currently in effect (collectively, the "NetWolves Material Contracts"): (i) software technology development or sharing arrangements; (ii) employment, severance, termination, consulting and retirement agreements; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments; (iv) agreements that require aggregate future payments to or by NetWolves of more than Twenty-five Thousand Dollars ($25,000);
(v) outstanding purchase orders of NetWolves as of June 5, 1998; (vi) agreements containing any "change of control" provisions; (vii) agreements, arrangements or understandings with any employee, director or officer of NetWolves or with any affiliate thereof; (viii) agreements prohibiting NetWolves from engaging or competing in any line of business or limiting such competition; (ix) joint venture, partnership and similar agreements; (x) acquisition or divestiture agreements relating to the (A) sale or purchase of assets or interests of NetWolves (other than sales of inventory in the ordinary course of business) or
(B) the purchase of assets or stock of any other person (other than the purchase of inventory, supplies or equipment in the ordinary course of business); (xi) brokerage, finder's or financial advisory agreements; (xii) guarantees of indebtedness for borrowed money of any person; (xiii) customer contracts; (xiv) reseller and dealer agreements; (xvi) licensing and rights arrangements for any Intellectual Property (as defined); and (xv) agreements that, individually or together with one or more related agreements, are material to the operations, financial condition, business, assets or prospects of NetWolves. True and complete copies of all NetWolves Material Contracts have been delivered to the Watchdog Parties or made available for inspection.

          (b) All Material Contracts are valid and in full force and effect and NetWolves has not (nor does it or any Member have any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract, except for defaults which would not have, either singly or in the aggregate, a NetWolves Material Adverse Effect.

     SECTION 3.09 Litigation. There are no actions, suits, arbitrations, mediations or other proceedings pending or, to the knowledge of any of the Members, threatened against NetWolves at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal. As of the date hereof, neither NetWolves nor its property is subject to any order, judgment, injunction or decree which could have, either singly or in the aggregate, a NetWolves Material Adverse Effect. To the knowledge of each of the Members, there is no reasonable factual basis for any claims, actions, suits, investigations or proceedings against NetWolves that, if adversely determined against NetWolves, would have, either singly or in the aggregate, a NetWolves Material Adverse Effect. No claim, action, proceeding or investigation is pending or, to the best knowledge of any of the Members, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby or would, if successful, have a material adverse effect on the ability of any of the NetWolves Parties to consummate the transactions contemplated hereby.

     SECTION 3.10 Taxes, Tax Returns and Audits. NetWolves commenced its operations in February 1998 and has not yet been required to make any filings with Federal, state, local and foreign governmental authorities in respect of Taxes and will not be required to make any such filings prior to the Effective Time. NetWolves has duly and timely elected to be classified as a corporation pursuant to Treasury Regulations Sec. 301.7701-3 effective April 15, 1998 and NetWolves has timely filed a properly signed and complete Form 8832, Entity Classification Election, with the Internal Revenue Service Center evidencing such classification election. In the case of Taxes accruing on or before the Effective Time that are not due on or before the Effective Time, NetWolves has or will have established adequate reserves on its books and records and on NetWolves Balance Sheet for such payment. NetWolves has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities.

     SECTION 3.11 Absence of Certain Changes. NetWolves has not, since the NetWolves Balance Sheet Date:

          (a) issued, delivered or agreed to issue any interests, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

          (b)  borrowed or agreed to borrow any funds;

          (c)  incurred  any   obligation  or  liability,   absolute,   accrued,
contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with prior practice;

          (d) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license or any of the Intellectual Property (as defined herein) used in the businesses or operations of NetWolves;

          (e) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any of its Members or any affiliate of any of its Members, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any of its Members or any affiliate of any of its Members, whether on account of debt, management fees or otherwise; or

          (f)  suffered  any  material  adverse  change,  in any  case or in the
aggregate,  in  its  assets,  liabilities,   financial  condition,   results  of
operations or business.

     SECTION 3.12 Employee Benefit Plans. NetWolves does not have any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), programs or arrangements maintained for the benefit of any current or former employee, officer or director of NetWolves.

     SECTION 3.13 Labor Relations. NetWolves is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of NetWolves. NetWolves is in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions. There are no pending or, to knowledge of each of the Members, threatened proceedings or grievances with respect to labor matters concerning NetWolves which would have, either singly or in the aggregate, a NetWolves Material Adverse Effect.

     SECTION 3.14 Insurance Policies; Claims. NetWolves does not have insurance policies or bonds maintained by or on behalf of NetWolves. No claims have been made against NetWolves as a result of allegedly defective products and none of the Members or NetWolves knows of any basis for the assertion of any such claim.

     SECTION 3.15 Intellectual Property.

          (a) NetWolves owns or possesses all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property (as defined below) that is material to the conduct of the business of NetWolves and all of the rights, benefits and privileges associated therewith. To the knowledge of each of the Members, NetWolves has not infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of each of the Members, no person is infringing upon any Intellectual Property right of NetWolves.

          (b) "Intellectual Property" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all protocols, codes and operating systems; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, design plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related proprietary information, marketing materials and all other proprietary rights. All of NetWolves Intellectual Property is listed on Schedule
3.15 hereto.

     SECTION 3.16 Properties; Assets. NetWolves (a) has good and marketable title to all the properties and assets reflected on the Balance Sheet as being owned by NetWolves (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), and those properties acquired after the date thereof and not thereafter disposed of, free and clear of all Liens, except (i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances which do not secure monetary obligations and which do not materially affect the use or marketability of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (b) is the lessee of all personal property reflected on the Balance Sheet as being leased by it as of the NetWolves Balance Sheet Date (except for leases that have expired by their terms since the NetWolves Balance Sheet Date) and those properties leased after the date thereof. Each such lease and each lease entered into after the date thereof which are material to the businesses of NetWolves is valid without default thereunder by the lessee or, to the knowledge of each of the Members, lessor, and NetWolves is in possession of the personal property purported to be leased thereunder. The assets and properties of NetWolves are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets, rights and properties which are necessary for the businesses and operations of NetWolves.

     SECTION 3.17 Bank Accounts. Schedule 3.17 sets forth the name of each bank in which NetWolves has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from NetWolves.

     SECTION 3.18 Brokers. Other than the warrant being issued to Kirlin Securities, Inc. ("Kirlin") or its designees as described in Section 7.02 hereof and the warrants to purchase 75,000 and 12,500 shares of Common Stock of Watchdog for an exercise price of $2.00 per share, to be issued to Howard Habberstat and Joseph Ariola, respectively, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NetWolves or any of the Members.

     SECTION 3.19 Records. The books of account and minute book of NetWolves are complete and correct in all material respects, and there have been no material transactions involving NetWolves of the type typically recorded in such records that have not been recorded.

     SECTION 3.20 No Illegal or Improper Transactions. Neither NetWolves nor any officer, director, employee, agent or affiliate of NetWolves has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for the benefit of NetWolves, (ii) illegally or improperly facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.

     SECTION 3.21 Disclosure. No representation or warranty by the Members contained in this Agreement and no information contained in any schedule, financial statement or other instrument furnished or to be furnished by any of the Members or NetWolves to the Watchdog Parties pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Any furnishing of information to the Watchdog Parties by the NetWolves Parties pursuant to, or otherwise in connection with, this Agreement, including, without limitation, any information contained in any document, contract, book or record of NetWolves to which the Watchdog Parties shall have access or any information obtained by, or made available to, the Watchdog Parties as a result of any investigation made by or on behalf of the Watchdog Parties prior to or after the date of this Agreement, shall not affect the Watchdog Parties' right to rely on any representation, warranty, covenant or agreement made or deemed made by the Members in this Agreement and shall not be deemed a waiver thereof.

     SECTION 3.22 Environmental Matters.

          (a) Except for matters which would not have, either singly or in the aggregate, a NetWolves Material Adverse Effect, (i) NetWolves has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) NetWolves has not received any written communication that alleges that NetWolves is not in compliance with all applicable Environmental Laws or that NetWolves has incurred liability under Environmental Laws; (iii) all Permits and other governmental authorizations currently held by NetWolves pursuant to the Environmental Laws are in full force and effect, NetWolves is in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by NetWolves for the conduct of their respective businesses; (iv) the management, handling, storage, transportation, treatment, and disposal by NetWolves of any Hazardous Materials (as defined below) has been in compliance with all applicable Environmental Laws; and (v) NetWolves has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation, any Hazardous Material, or owned or operated any property or facility (and, to the knowledge of each of the Members and NetWolves, no such property or facility is contaminated by any such substance), in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resource damages, or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental Laws.

          (b) There is no Environmental Claim (as defined below) pending or, to the knowledge of the Members, threatened against or involving NetWolves or against any person or entity whose liability for any material Environmental Claim NetWolves has or may have retained or assumed either contractually or by operation of law.

          (c) To the knowledge of each of the Members and NetWolves, there are no past or present actions or activities by NetWolves including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Environmental Claim against NetWolves or against any person or entity whose liability for any Environmental Claim NetWolves may have retained or assumed either contractually or by operation of law.

          (d) As used herein, these terms shall have the following meanings:

               (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written) by any person or governmental authority alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by NetWolves or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

               (ii) "Environmental Laws" means all applicable foreign, Federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

               (iii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

     SECTION 3.23 Year 2000 Compliance. NetWolves has made every attempt possible to ensure full year 2000 compliance in its manufactured product. NetWolves warrants that to the best of its knowledge as of June 1, 1998, its manufactured product will suffer no loss of functionality from December 31, 1999 capabilities to those capabilities on January 1, 2000. NetWolves will make every attempt at speedy resolution to any unforeseen functionality problems concerning year 2000 compliance.

     SECTION 3.24 Investment Representations. All Watchdog Securities to be acquired by the Members pursuant to this Agreement will be acquired for their accounts and not with a view towards distribution thereof. The Members understand that they must bear the economic risk of the investment in the Watchdog Securities, which cannot be sold by them unless they are registered under the Securities Act, or an exemption therefrom is available thereunder. The

Members have had both the opportunity to ask questions and receive answers from the officers and directors of Watchdog concerning the business and operations of Watchdog and to obtain any additional information to the extent Watchdog possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information. The certificates representing the Watchdog Securities shall bear a legend to the effect that the Watchdog Securities may not be transferred except upon compliance with the registration requirements of the Securities Act (or an exemption therefrom) and the provisions of this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF WATCHDOG


     Watchdog represents and warrants to the Members as follows:

     SECTION 4.01 Organization. Each of the Watchdog Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, the only state in which it owns or leases property or maintains offices, employees or assets material to its business or in which it transacts business. Watchdog has all requisite corporate power to own, lease and operate its properties and to carry on its business. The Merger Subsidiary was formed on June 10, 1998 for the sole purpose of merging with NetWolves and has not commenced any business activities other than in connection with the execution of this Agreement.

     SECTION 4.02 Authority; Corporate Action. Each of the Watchdog Parties has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. All corporate action necessary to be taken by the Watchdog Parties to authorize the execution, delivery and performance of this Agreement and all other agreements delivered by the Watchdog Parties in connection with the transactions contemplated hereby or thereby has, or at the Closing will have been, duly and validly taken. Subject to the terms and conditions hereof, this Agreement constitutes the valid, binding and enforceable obligations of each of the Watchdog Parties, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     SECTION 4.03   No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by each of the Watchdog Parties do not, and the performance by each of the Watchdog Parties of its respective obligations under this Agreement will not, (i) conflict with or violate the Certificate of Incorporation, By-laws or other organizational documents of any of the Watchdog Parties, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any of the Watchdog Parties or by which any of their respective properties or assets is bound or affected, or (iii) except for the Lease dated October 1997 between Narkis Funding Company, L.L.C. and Watchdog for the premises located at 32 Broadway, New York, New York, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of any of the Watchdog Parties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the Watchdog Parties is a party or by which any of the Watchdog Parties or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not have, either singly or in the aggregate, a material adverse effect ("a "Watchdog Material Adverse Effect") on the results of operations, financial condition, business or assets of Watchdog.

          (b) The execution and delivery of this Agreement by each of the Watchdog Parties do not, and the performance of this Agreement by each of the Watchdog Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for (a) compliance with the applicable requirements, if any, of the Securities Act, state securities laws and state takeover laws and (b) filing and recordation of appropriate merger documents as required by the laws of the State of New York and the State of Ohio, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have, either singly or in the aggregate, a Watchdog Material Adverse Effect.

          (c) Notwithstanding subsections (a) and (b) of this Section 4.03, it is understood and acknowledged by the NetWolves Parties that the Company's licenses from the Secretary of State of New York for the operation of a security guard business may require the filing of certain notices with respect to the change in the composition of the stockholders, directors and/or officers of the Company and approval of such changes by the Secretary of State of the State of New York.

     SECTION 4.04 Capitalization. The authorized capital stock of Watchdog consists of 10,000,000 shares of Common Stock, $.0033 par value per share, of which 1,673,548 shares are issued and outstanding. There are no options, warrants or other contractual rights outstanding which require, or give any person the right to require, the issuance of any capital stock of Watchdog, whether or not such rights are presently exercisable.

     SECTION 4.05 Licenses and Permits; Compliance with Laws. Schedule 4.05 lists all permits, licenses and approvals (collectively, the "Permits") from all Federal, state and local governmental authorities held or required to be held by Watchdog in connection with its business. Watchdog is in compliance in all material respects with the Permits and the business of Watchdog is being conducted in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, judgments, orders, decrees, concessions, grants and other authorizations of any governmental authority. Neither Watchdog nor any of its officers, directors and employees is in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by each of the Members and Watchdog with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit except as set forth in subsection (c) of Section 4.03.

     SECTION 4.06 Financial Statements.

          (a) Watchdog has delivered to the NetWolves Parties financial statements of Watchdog for the year ended December 31, 1997 and the three months ended March 31, 1998 (collectively, the "Watchdog Financial Statements"). The Watchdog Financial Statements, including all related notes and schedules thereto, fairly present in all material respects the financial position of Watchdog as at the respective dates thereof and the results of operations and cash flows of Watchdog for the periods indicated in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject to normal year-end adjustments.

          (b) The accounts receivable of Watchdog reflected on the balance sheet ("Watchdog Balance Sheet) as at March 31, 1998 ("Watchdog Balance Sheet Date") included in the Watchdog Financial Statements have arisen from bona fide transactions and are collectible in the ordinary course of Watchdog business, and are reflected on the books and records of Watchdog in accordance with GAAP. Adequate reserves for the uncollectability of such accounts receivable have been established on the books and records of Watchdog in accordance with GAAP and are reflected on the Watchdog Balance Sheet, and Watchdog has no knowledge of any facts or circumstances (other than general economic conditions) which is likely to result in any material increase in the uncollectability of such receivables in excess of such reserves.

          (c) Watchdog has no debts, liabilities, commitments or obligations (including, without limitation, unasserted claims whether known or unknown), whether absolute or contingent, liquidated or unliquidated, or due or to become due or otherwise, except for liabilities and obligations (a) covered by insurance, (b) reflected as liabilities on the Watchdog Balance Sheet, or (c) that have arisen since the Watchdog Balance Sheet Date in the ordinary course of business of Watchdog.

     SECTION 4.07 Real Property. Schedule 4.07 contains a true, correct and complete list and brief description of all real property leased or subleased by Watchdog and utilized or accessed by Watchdog in the operation of its business, all of which properties are hereinafter referred to as the "Leased Real Property." Watchdog has provided to NetWolves true, correct and complete copies of the leases of the Leased Real Property ("Leases") and any sublease to any third party ("Subleases"). Except as set forth in Schedule 4.07, Watchdog has not subleased any Leased Real Property to others. Watchdog is in compliance in all material respects with all of the provisions of such Leases and Subleases and is not in default thereunder in any material respect. Each such leasehold interest (i) is valid, subsisting and in full force and effect; and (ii) is not subject to any Liens (other than collateral assignments of the leases granted by the landlords thereunder to the extent permitted by the terms of such Leases and which do not interfere with or detract from Watchdog's use of the property subject to such Leases). The execution and delivery of this Agreement and the performance of the obligations hereunder and thereunder, will not constitute a default under any Lease.

     SECTION 4.08 Material Contracts.

          (a) Schedule 4.08 sets forth a complete and correct list of all agreements of the following types to which Watchdog is a party or may be bound and all or any portion of which are currently in effect (collectively, the "Watchdog Material Contracts"): (i) employment, severance, termination, consulting and retirement agreements; (ii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments; (iii) agreements that require aggregate future payments to or by Watchdog of more than Twenty-five Thousand Dollars ($25,000); (iv) agreements containing any "change of control" provisions; (v) agreements, arrangements or understandings with any employee, director or officer of Watchdog or affiliate thereof; (vi) joint venture, partnership and similar agreements; (vii) acquisition or divestiture agreements relating to the (A) sale or purchase of assets or stock of Watchdog (other than the ordinary course of business) or (B) the purchase of assets or stock of any other person (other than in the ordinary course of business); (viii) brokerage, finder's or financial advisory agreements; (ix) guarantees of indebtedness for borrowed money of any person; (x) customer contracts; (xi) licensing and rights arrangements for any Intellectual Property (as defined); and (xii) agreements that, individually or together with one or more related agreements, are material to the assets, financial condition, business or operations of Watchdog. True and complete copies of all Material Contracts have been delivered to the Watchdog Parties or made available for inspection.

          (b) All Watchdog Material Contracts are valid and in full force and effect and Watchdog has not violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Watchdog Material Contract, except for defaults which would not have, either singly or in the aggregate, a Watchdog Material Adverse Effect.

     SECTION 4.09 Litigation. Except for claims and costs covered by insurance and except as set forth on Schedule 4.09 hereto, there are no actions, suits, arbitrations, mediations or other proceedings pending or, to the knowledge of, threatened against Watchdog at law or in equity before any court, Federal, state, municipal or other governmental department or agency or other tribunal. As of the date hereof, neither Watchdog nor its property is subject to any order, judgment, injunction or decree which could have, either singly or in the aggregate, a Watchdog Material Adverse Effect. To the knowledge of Watchdog, there is no reasonable factual basis for any claims, actions, suits, investigations or proceedings against Watchdog that, if adversely determined against Watchdog, would have, either singly or in the aggregate, a Watchdog Material Adverse Effect. No claim, action, proceeding or investigation is pending or, to the best knowledge of Watchdog, threatened, which seeks to delay or prevent the consummation of the transactions contemplated hereby or would, if successful, have a material adverse effect on the ability of any of the Watchdog Parties to consummate the transactions contemplated hereby.

     SECTION 4.10 Taxes, Tax Returns and Audits. Watchdog has (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will have prior to the Effective Time) prepared and filed on a timely basis with all appropriate Federal, state, local and foreign governmental authorities all returns in respect of Taxes it is required to file on or prior to the Effective Time or by such date will have obtained the appropriate extensions to file, and all such returns completely and accurately (or, in the case of returns becoming due after the date hereof and on or before the Effective Time, will completely and accurately) set forth the amount due of any Taxes relating to the applicable period. Watchdog has paid (or, in the case of Taxes becoming due after the date hereof and on or before the Effective Time, will have paid) in full all Taxes due on or before the Effective Time and, in the case of Taxes accruing on or before the Effective Time that are not due on or before the Effective Time, Watchdog has or will have established adequate reserves on its books and records and financial statements (including the Watchdog Balance Sheet) for such payment in accordance with GAAP. Watchdog has withheld from each payment made to any of its present or former employees, officers, directors or other party all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. In addition,, (i) there are no assessments against Watchdog with respect to Taxes that have been issued and are outstanding; (ii) no governmental authorities have audited or, to the knowledge of Watchdog, examined Watchdog in respect of Taxes; (iii) Watchdog has not executed or filed any agreement extending the period of assessment or collection of any Taxes which has not yet expired by its terms; (iv) Watchdog has not received written notification from any governmental authority of its intention to commence any audit or investigation; (v) Watchdog is not a party to or bound by or nor does it have any obligation under any Tax sharing or Tax indemnification agreement, provision or arrangement, whether formal or informal, and no power of attorney, which is currently in effect, has been granted with respect to any matter relating to Taxes of Watchdog; and (vi) Watchdog is not presently required nor will it be required to include any adjustment in taxable income under Section 481 of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of any change in method of accounting or otherwise.

     SECTION 4.11 Absence of Certain Changes. Watchdog has not, since the Watchdog Balance Sheet Date:

          (a) issued, delivered or agreed to issue any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

          (b)  borrowed or agreed to borrow any funds;

          (c)  incurred  any   obligation  or  liability,   absolute,   accrued,
contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business and consistent with prior practice;

          (d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any of its stockholders or any affiliate of any of its stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any of its stockholders or any affiliate of any of its stockholders, whether on account of debt, management fees or otherwise; or

          (e)  suffered  any  material  adverse  change,  in any  case or in the
aggregate,  in  its  assets,  liabilities,   financial  condition,   results  of
operations or business.

     SECTION 4.12 Employee Benefit Plans. "Employee Plans" means all plans required to be disclosed on Schedule 4.12. No Employee Plan fails to comply in full with applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued under ERISA, in such a manner as to constitute, in the aggregate, a material adverse event. Except as shown on
Schedule 4.12, each such plan is a "qualified" plan under section 401(a) of the Internal Revenue Code. Complete and correct copies of all determination letters issued by the Internal Revenue Service relating to such qualified plans have previously been delivered to the NetWolves Parties. No facts or circumstances, including, without limitation, any "reportable events" as defined in ERISA and the regulations promulgated under ERISA, exist in connection with such plans which constitute, in the aggregate, a material adverse event, or which might constitute grounds for the termination of any such plan or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, nor does any such plan have any funding deficiency.

     SECTION 4.13 Labor Relations. Other than the Collective Bargaining Agreement between Watchdog and Allied International Union dated September 1, 1997, Watchdog is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Watchdog. Watchdog is in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions. There are no pending or, to knowledge of Watchdog, threatened proceedings or grievances with respect to labor matters concerning Watchdog which would have, either singly or in the aggregate, a Watchdog Material Adverse Effect.

     SECTION 4.14 Insurance Policies; Claims. Schedule 4.14 sets forth all insurance policies and bonds maintained by or on behalf of Watchdog. Except as disclosed in Schedule 4.14, the insurance policies and bonds set forth in
Schedule 4.14 are provided by reputable insurers or issuers, and provide adequate coverage for all normal risks incident to the businesses of Watchdog and its assets. No insurance policy issued to or on behalf of Watchdog has ever been canceled by the policy issuer.

     SECTION 4.15 Intellectual Property.

          (a) Watchdog owns or possesses all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property (as defined below) that is material to the conduct of the business of Watchdog and all of the rights, benefits and privileges associated therewith. To the knowledge of Watchdog, it has not infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of Watchdog, no person is infringing upon any Intellectual Property right of Watchdog.

          (b) "Intellectual Property" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all protocols, codes and operating systems; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, design plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related proprietary information, marketing materials and all other proprietary rights. All of Watchdog Intellectual Property is listed on Schedule
4.15 hereto.

     SECTION 4.16 Properties; Assets. Watchdog (a) has good title to all the properties and assets reflected on the Watchdog Balance Sheet as being owned by Watchdog (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), and those properties acquired after the date thereof and not thereafter disposed of, free and clear of all Liens, except
(i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances which do not secure monetary obligations and which do not materially affect the use or marketability of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (b) is the lessee of all personal property reflected on the Balance Sheet as being leased by it as of the Watchdog Balance Sheet Date (except for leases that have expired by their terms since the Watchdog Balance Sheet Date) and those properties leased after the date thereof. Each such lease and each lease entered into after the date thereof which are material to the businesses of Watchdog is valid without default thereunder by the lessee or, to the knowledge of Watchdog, lessor, and Watchdog is in possession of the personal property purported to be leased thereunder. The assets and properties of Watchdog are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets, rights and properties which are necessary for the businesses and operations of Watchdog.

     SECTION 4.17 Bank Accounts. Schedule 4.17 sets forth the name of each bank in which Watchdog and the Surviving Corporation has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from Watchdog and the Surviving Corporation.

     SECTION 4.18 Brokers. Except for the warrant being issued to Kirlin as described in Section 7.02 hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Watchdog Parties.

     SECTION 4.19 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Watchdog are complete and correct in all material respects, and there have been no material transactions involving Watchdog of the type typically recorded in such records that have not been recorded.

     SECTION 4.20 No Illegal or Improper Transactions. Neither Watchdog nor any officer, director, employee, agent or affiliate of Watchdog has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for the benefit of Watchdog,
(ii) illegally or improperly facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law.


                                    ARTICLE V
     NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

     SECTION 5.01 Additional Representations, Warranties and Covenants. All statements contained in any schedule, document, certificate or other instrument delivered by or on behalf of any Party to the other pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties, covenants and agreements made by the delivering Party, as if made under this Agreement.

     SECTION 5.02 Survival. Each statement, representation, warranty, covenant and agreement made or deemed made by the NetWolves Parties to the Watchdog Parties under this Agreement shall remain in effect continuously through the two-year anniversary of the Effective Time and each statement, representation, warranty, covenant and agreement made or deemed made by the Watchdog Parties to the NetWolves Parties under this Agreement shall remain in effect continuously through the date the security guard operations of Watchdog are sold.


                                   ARTICLE VI
                            COVENANTS OF THE MEMBERS

     SECTION 6.01 Conduct of Business. The Members covenant and agree that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement, they shall cause NetWolves to:

          (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of such business, preserve substantially intact the business organization of NetWolves, keep available the services of the current employees of NetWolves, preserve the current relationships of NetWolves with customers and other persons with which NetWolves has significant business relations and comply with all requirements of law, the violation of which could have a NetWolves Material Adverse Effect;

          (b) not pledge, sell, transfer, dispose of, or otherwise encumber or grant any rights or interests to others of any kind with respect to, all or any part of its capital stock or enter into any discussions or negotiations with any other party to do so;

          (c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any of its property or assets of other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

          (d) not (i) issue any interests nor any options, obligations, rights, warrants or other securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt or equity, of NetWolves; or (ii) amend or otherwise modify the terms of any such securities, options, obligations, rights or warrants in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) not propose or adopt any amendments to its organizational doctrine which would affect this Agreement or the transactions contemplated hereby;

          (f) not merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity or enter into any agreement for any of the foregoing;

          (g) (i) change any of its methods of accounting in effect on the NetWolves Balance Sheet Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except as may be required by law or GAAP;

          (h) take any action that will, or could reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being inaccurate or in any of the conditions to the Merger not being satisfied; or

          (i) agree in writing or otherwise to do any of the foregoing.

     SECTION 6.02 Maintenance of Assets; Insurance. The Members shall cause NetWolves to continue to maintain and service the assets of NetWolves consistent with past practice.

     SECTION 6.03 Employment and Noncompete Agreements. On the Closing Date, Keith A. Darling, Kevin F. Sherlock, Daniel G. Stephens, Jr., Walter M. Groteke, Mark Jacques, and (in each case, the "NetWolves Executive") shall each enter into an employment and noncompete agreement ("Employment Agreement") with NetWolves substantially in the form of Exhibit E attached hereto.

     SECTION 6.04 Lock-up Agreements. On the Closing Date each Member shall enter into a lock-up agreement ("Lock-up Agreement") with Watchdog and Kirlin substantially in the form of Exhibit F attached hereto pursuant to which such Member will agree not to sell the Shares owned by him for a period of two years after the Closing without the consent of Kirlin.

     SECTION 6.05 No Other Negotiations. Unless and until this Agreement shall have been terminated pursuant to its terms, none of the NetWolves Parties or any of their Representatives shall, directly or indirectly, solicit, institute, initiate, pursue or enter into any inquiries, discussions, proposals or negotiations with any person concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving NetWolves or disclose, directly or indirectly, any information not customarily disclosed to the public concerning NetWolves, afford to any other person access to the properties, books or records of NetWolves, or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets of NetWolves.

     SECTION 6.06 No Securities Transactions. None of the NetWolves Parties shall engage in any transactions involving the securities of Watchdog prior to the Closing Date, and thereafter, any of the Members that is an employee of the Surviving Corporation, shall not engage in any such transaction except as allowed under Watchdog's policies.

     SECTION 6.07 Fulfillment of Conditions. The Members shall use their best efforts to fulfill, or cause to be fulfilled, the conditions specified in
Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions (including NetWolves to conduct its businesses in such manner that on the Closing Date the representations and warranties of the Members contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

     SECTION 6.08 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, the NetWolves Parties shall give the Watchdog Parties prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of any of the NetWolves Parties contained herein to be inaccurate or otherwise misleading, (c) gives NetWolves any reason to believe that any of the conditions set forth in Article IX will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of NetWolves.

     SECTION 6.09 Assignment of Contracts. The NetWolves Parties shall, in consultation with the Watchdog Parties and their Representatives, immediately take all necessary action to, and shall, obtain consents under all Material Contracts, Leases and Permits and all other instruments to which NetWolves is a party or by which it is bound which require the consent of any other party or person to the assignment thereof either by the terms thereof or as a matter of law for their assumption by the Surviving Corporation in the Merger.

     SECTION 6.10 Termination of Operating Agreement. Members hereby agree that concurrently with the consummation of the Merger (i) each Member will deliver to NetWolves an executed release reflecting that there are no further obligations to such Member due and owing from NetWolves and (ii) the NetWolves operating agreement dated April 15, 1998 will terminate.

     SECTION 6.11 Restriction Against Issuance of Additional Shares. For a period of two years after the Closing, the Members will not (i) vote, as shareholders of Watchdog, to adopt a stock option plan (other than the plan described in Section 7.04 hereof) or increase the number of shares subject to the proposed stock option plan or (ii) take any action which would result in additional shares of Watchdog Stock being issued to them, directly or indirectly (other than pursuant to the exercise of the Watchdog Warrants) or result in any option, warrant or other security exercisable or convertible into Watchdog Stock to be issued directly or indirectly to them without first obtaining the consent or affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock of Watchdog.

     SECTION 6.12 Voting Agreement. Each of the Members hereby agrees to vote all of the shares of Common Stock of Watchdog owned by him "for" the election of the director designee of Kirlin pursuant to the agreement described in Section
7.03 hereof for a period of three years from the Closing Date and "for" the election of the two directors designated by Greenleaf Capital Partners, L.L.C. ("Greenleaf") or its designee until the two-year anniversary of the Effective Time, except that when the Company's security guard business is sold, the number of such directors that may be designated by Greenleaf shall be reduced to one. The initial directors designated by Greenleaf are set forth on Schedule 1.06.

     SECTION 6.13 Questionnaires. The information provided in the Directors' and Officers' Questionnaire and the Questionnaire furnished to International Business Research, Inc. by each Member is complete and true and correct in all respects.


                                   ARTICLE VII
                              COVENANTS OF WATCHDOG

     SECTION 7.01 Composition of Watchdog Board and Offices At Effective Time. Concurrently with the consummation of the Merger, the directors and officers of Watchdog and Merger Subsidiary shall resign and Watchdog shall take all necessary actions to ensure that at the Effective Time, the Board of Directors of Watchdog and the Surviving Corporation is comprised of, and the offices of Watchdog and the Surviving Corporation are occupied by, the persons set forth in
Schedule 1.06.

     SECTION 7.02 Kirlin Warrant. On the Closing Date, Watchdog shall issue to Kirlin or its designees five-year warrants to purchase 500,000 shares of Common Stock at an exercise price of $1.63 per share ("Kirlin Warrant") substantially in the form of Exhibit G attached hereto.

     SECTION 7.03 Kirlin Agreements. On the Closing Date, Watchdog will execute a letter, substantially in the form of Exhibit H attached hereto, in connection with (i) the grant to Kirlin of a three-year right of first refusal with respect to any financings and (ii) certain other matters. On the Closing Date, Kirlin will deliver to Watchdog the letter substantially in the form of Exhibit I attached hereto with respect to a private placement of shares of Common Stock of Watchdog.

     SECTION 7.04 Stock Option Plan. On the Closing Date, Watchdog will adopt a stock option plan substantially in the form of Exhibit J attached hereto providing for the grant of options to purchase up to 282,500 shares of Common Stock.

     SECTION 7.05 Registration Rights Agreement. On the Closing Date, Watchdog will execute the Registration Rights Agreement substantially in the form of Exhibit K attached hereto.

     SECTION 7.06 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, the Watchdog Parties shall give the NetWolves Parties prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of any of the Watchdog Parties contained herein to be inaccurate or otherwise misleading, (c) gives Watchdog any reason to believe that any of the conditions set forth in Article IX will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of Watchdog.

                                  ARTICLE VIII
                         JOINT COVENANTS OF THE PARTIES

     SECTION 8.01 Access to Information; Confidentiality.

          (a) Between the date of this Agreement and the Closing Date, each Party will (i) permit the other Party and its representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of such Party; (ii) permit the other Party and its representatives to make such inspections thereof as they may reasonably request; and (iii) furnish the other Party and its representatives with such financial and operating data and other information as the other Party may from time to time reasonably request.

          (b) Between the date of this Agreement and the Closing Date, employees or Representatives of each Party may meet with and interview all employees of the other Party at reasonable times during business hours as may be mutually agreed to.

          (c) Each Party shall hold and shall cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other party furnished to them or their Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known,
(ii) in the public domain through no fault of any of such Party or (iii) later lawfully acquired by the other Party from another source, and, except as otherwise required by applicable law, rule or regulation, none of the Parties shall release or disclose such information to any other person, except its
auditors,   actuaries,   attorneys,   financial  advisors,   bankers  and  other
consultants and advisors who need to know same in connection with this Agreement.

     SECTION 8.02 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     SECTION 8.03 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

     SECTION 8.04 Regulatory and Other Authorizations. The Parties will promptly make all necessary filings and use their best efforts to obtain all authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE IX
                             CONDITIONS TO CLOSING

     SECTION 9.01 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Directors and Officers of Watchdog and the Surviving Corporation. The persons listed in Schedule 1.06 shall have been appointed directors or elected officers, for Watchdog and the Surviving Corporation, as the case may be;

          (b) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Merger.

     SECTION 9.02 Conditions to Obligations of NetWolves. The obligations of the Members and NetWolves to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. The representations and warranties of the Watchdog Parties contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by the Watchdog Parties on or before the Closing Date shall have been complied with, and the Members shall have received a certificate of the officers of the Watchdog Parties to such effect;

          (b) Legal Opinion. The Members shall have received from Graubard Mollen & Miller, counsel to the Watchdog Parties, a legal opinion addressed to the Members and dated the Closing Date, in the form of Exhibit L hereto;

          (c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the Watchdog Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by officers of the Watchdog Parties as of the Closing, shall have been delivered to the Members;

          (d) No Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or business of Watchdog from that shown or reflected in the Watchdog Financial Statements as of March 31, 1998. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of NetWolves, materially and adversely affects or could reasonably be expected to constitute a Watchdog Material Adverse Effect; and

          (e) Other Agreements. The Watchdog Subsidiary shall execute and deliver the Employment Agreements and Watchdog shall execute the NetWolves Warrant.

     SECTION 9.03 Conditions to Obligations of the Watchdog Parties. The obligations of the Watchdog Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. The representations and warranties of the Members contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants and agreements contained in this Agreement to be complied with by any of the NetWolves Parties on or before the Closing Date shall have been complied with, and the Watchdog Parties shall have received a certificate of the Members to such effect;

          (b) Legal Opinion. The Watchdog Parties shall have received from Jerry Sellman, general counsel to NetWolves, legal opinion addressed to the Watchdog Parties dated the Closing Date, in the form of Exhibit M annexed hereto;

          (c) Consents. The Members shall have obtained and delivered to the Watchdog Parties consents to the Merger of all third parties as may be necessary;

          (d) No Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or business of NetWolves from that shown or reflected in the NetWolves Financial Statements as of March 31, 1998. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of Watchdog, materially and adversely affects or could reasonably be expected to constitute a NetWolves Material Adverse Effect.

          (e) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the NetWolves Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by the officers of NetWolves as of the Closing, shall have been delivered to the Watchdog Parties;

          (f) Other Agreements. The Members shall execute and deliver the Employment Agreements and the Lock-up Agreements. The Kirlin Warrant and Letter Agreements and the Registration Rights Agreement shall have been executed.


                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION 10.01 Indemnification by the Members. Subject to the limitations set forth in Section 10.04, the Members shall severally, in proportion of their ownership of the NetWolves Interests, indemnify and hold harmless Watchdog and the Surviving Corporation from and against, and shall reimburse Watchdog and the Surviving Corporation for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to (i) the breach of any of the Member's covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement or (ii) the operations of NetWolves through the Closing Date. This indemnity shall survive the Closing until the two-year anniversary of the Effective Time.

     SECTION 10.02 Indemnification by Watchdog. Subject to the limitations set forth in Section 10.04, Watchdog shall indemnify and hold harmless the Members from and against, and shall reimburse the Members for, any Damages which may be sustained, suffered or incurred by the Members, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of the Watchdog Parties covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This indemnity shall survive the Closing.

     SECTION 10.03 Notice, Etc. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim. All Claims by any Indemnified Party under this Article X shall be asserted and resolved as follows:

          (a) Third-Party Claims. In the event that an Indemnified Party becomes aware of a Third Party Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such Claim, identifying the basis for such Claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such Claim and demand; the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends. A Third Party Claim may not be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release; provided, however, that the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) if such Claim is not exclusively for monetary Damages.

          (b) Books and Records. After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article X, the affected Parties each agree to retain all books and records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any Party hereunder and designated as confidential by the Party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the Party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the Parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third party (except for the representatives of the Party being provided with the information, in which event the Party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

     SECTION 10.04 Limitations. No Indemnifying Party shall be required to indemnify an Indemnified Party pursuant to this Article X unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $50,000. Notwithstanding anything to the contrary contained in this Section 10, any decision regarding the enforcement, execution or settlement of an indemnity claim hereunder in which the Members are the Indemnifying Party, may only be made by the member(s) of the Board of Directors of Watchdog who was designated by Greenleaf.

                                   ARTICLE XI
                                   TERMINATION

     SECTION 11.01 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

          (a) By mutual written consent of the Watchdog Parties and the NetWolves Parties;

          (b) By either the NetWolves Parties or the Watchdog Parties if a material default or breach shall be made by the other Party with respect to the due and timely performance of any of its covenants and agreements contained herein and such default cannot be cured within a reasonable period of time, or if any of the other Party's representations and warranties are not true and correct in all material respects as of the Closing Date; or

          (c) By the Watchdog Parties, on the one hand, or the NetWolves Parties, on the other, if either of the Parties amends or supplements any Schedule hereto in accordance with Section 8.02 hereof and such amendment or supplement reflects a material adverse change in the condition or operations of NetWolves or the Watchdog Companies, as the case may be, or their respective businesses, taken as a whole, after the date hereof.

     SECTION 11.02 Effect of Termination. In the event of termination by a Party, or both Parties, pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other Party and all payment obligations (except as set forth in this Section 11.02) and all further obligations of the Parties shall terminate and no Party shall have any right against the other Party hereto and each Party shall bear its own expenses. Notwithstanding the foregoing, if this Agreement is so terminated by one Party because one or more of the conditions to such Party's obligations hereunder is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement (other than a failure by a Party, after the good faith exercise of best efforts, to obtain any consent, approval or other permission required pursuant to this Agreement), it is expressly agreed and understood that the terminating Party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages (other than consequential Damages) relating thereto, shall survive such termination unimpaired. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

          (a) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party, relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

          (b) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with
Section 8.02 hereof.

                                   ARTICLE XII
                                   DEFINITIONS

     SECTION 12.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" means a day of the year on which banks are not required or not authorized to be closed in the City of New York.

     "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
X) to have been sustained, suffered or incurred by a Party and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the parties, if a Direct Claim.

     "Lien"  means  any  lien,  claim,   charge,   option,   security  interest,
restriction or encumbrance.

     "Party" means Watchdog and/or the Merger Subsidiary, on the one hand, and the Members and/or NetWolves, on the other hand (collectively, the "Parties").

     "Representatives"   of  either   Party   means  such   Party's   employees,
accountants,   auditors,   actuaries,   counsel,  financial  advisors,  bankers,
investment bankers and consultants.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

     "Third Party Claim" means a claim, demand, suit, proceeding or action by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     SECTION 13.01 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. The Parties acknowledge that Watchdog and NetWolves may have outstanding obligations as of the Closing to pay their respective attorneys, accountants, investment bankers (i.e., GKN Securities Corp.) and IBR. The Members hereby agree to cause Watchdog to pay such obligations promptly as approved by the Board of Directors of Watchdog.

     SECTION 13.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by telecopy, one day after delivery to a nationally recognized courier, or three business days after mailed by registered mail (postage prepaid, return receipt requested), in each case, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

          (a)   If to NetWolves or the Members, as set forth in Exhibit A,

                    NetWolves, LLC
                    85 E. Gay Street
                    Suite 801
                    Columbus, Ohio 43215
                    Attention: Mark Jacques
                    Telecopier No.: (614) 469-3447

                with a copy to:

                    85 E. Gay Street
                    Suite 802
                    Columbus, Ohio 43215
                    Attention: Jerry B. Sellman, Esq.
                    Telecopier No.:  (614) 463-1987

          (b) If to Watchdog or the Merger Subsidiary:

                    Watchdog Patrols, Inc.
                    33 Walt Whitman Road
                    Suite 125
                    Huntington Station, New York 11743
                    Attention:  Philip LoRusso
                    Telecopier No.:  (516) 421-2899

                with a copy to:

                    Graubard Mollen & Miller
                    600 Third Avenue
                    New York, New York  10016
                    Attention:  Peter M. Ziemba, Esq.
                    Telecopier No.: 212-818-8881


     SECTION 13.03 Press Release; Public Announcements. Promptly after execution of this Agreement, the Parties shall issue a joint press release in the form of Exhibit O annexed hereto. The Parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other Party shall be given such reasonable advance notice as is practicable in the circumstances and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

     SECTION 13.04 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

     SECTION  13.05 Waiver.  At any time prior to the Closing,  either Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

     SECTION 13.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 13.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 13.08 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between the Members and Watchdog with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 13.09 Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties. This Agreement is not assignable by any Party without the express written consent of the other Parties.

     SECTION 13.10 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each Party hereby submits to the exclusive jurisdiction of the courts (city, state and federal) located in the County of New York, State of New York, for any action, proceeding or claim brought by any other Party pursuant to this Agreement or any other agreement, instrument or other document executed and delivered in connection with this Agreement or pursuant hereto and waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum. Service of process in any such action or proceeding brought against a Party may be made by registered mail addressed to such Party at the address set forth in
Section 13.02 or to such other address as such Party shall notify the other Party in writing is to be used for such purpose pursuant to Section 13.02.

     SECTION 13.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

NETWOLVES, LLC                                  WATCHDOG PATROLS, INC.



By:                                             By:/s/ Philip M. LaRusso
                                                   Name: Philip M. LaRusso
/s/ WIlliam A. Clark                               Title:Chairman
WILLIAM A. CLARK, As Member and Individually


/s/ Keith A. Darling                            WATCHDOG ACQUISITION CORP.
KEITH A. DARLING, As Member and Individually


/s/ Walter M. Groteke                              By:/s/ Philip M. LaRusso
WALTER M. GROTEKE, As Member and Individually      Name: Philip M. LaRusso
                                                   Title:Chairman

/s/ Kevin F. Sherlock
KEVIN F. SHERLOCK, As Member and Individually

/s/ Daniel G. Stephens
DANIEL G. STEPHENS, JR., As Member and Individually


/s/ Mark Jacques
MARK JACQUES, As Member and Individually